UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported):	April 27, 2017

Evans Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)
New York	0-18539	16-1332767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Grimsby Drive, Hamburg, NY		14075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:		(716) 926-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Company’s 2017 Annual Meeting, Michael A. Battle, James E. Biddle, Jr., Jody L. Lomeo, and Nora B. Sullivan were elected as directors for a term of three years and Oliver Sommer as a director for a one year term.  The Company’s shareholders approved, on an advisory basis, the compensation paid to the Company’s named executive officers.  Also, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2017 was ratified.

The following table reflects the tabulation of votes with respect to the matters voted on at the 2017 Annual Meeting:

Proposal I:

Election of Directors

Michael A. Battle

FOR: 2,955,739

WITHHELD: 70,715

BROKER NON-VOTES: 743,719

James E. Biddle, Jr.

FOR: 2,956,524

WITHHELD: 69,479

BROKER NON-VOTES: 743,719

Jody L. Lomeo

FOR: 2,958,027

WITHHELD: 68,427

BROKER NON-VOTES: 743,719

Oliver Sommer

FOR: 2,950,034

WITHHELD: 76,420

BROKER NON-VOTES: 743,719

Nora B. Sullivan

FOR: 2,711,473

WITHHELD: 314,982

BROKER NON-VOTES: 743,719

Proposal II:

The proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers:

FOR: 2,763,011

AGAINST: 121,907

ABSTAIN: 141,537

BROKER NON-VOTES: 743,719

Proposal III:

Ratification of the appointment of KPMG LLP as Evans Bancorp, Inc.’s independent registered public accounting firm for fiscal year 2017:

FOR: 3,703,589

AGAINST: 19,638

ABSTAIN: 46,947

The following directors also continued their terms in office following the 2017 Annual Meeting:

Robert G. Miller, Jr.

David J. Nasca

John R. O’Brien

David R. Pfalzgraf, Jr.

Michael J. Rogers

Thomas H. Waring, Jr.

Lee C. Wortham

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

May 1, 2017	Evans Bancorp, Inc.
By: /s/ David J. Nasca
Name: David J. Nasca
Title: President and Chief Executive Officer